Exhibit 99.1

FOR FURTHER INFORMATION:	RE: FTI Consulting, Inc.

AT FTI CONSULTING:	AT FINANCIAL RELATIONS BOARD:
Jack Dunn	Marilyn Windsor	Lisa Fortuna	Tim Grace
Chairman & CEO	General Inquiries	Analyst Inquiries	Media Inquiries
(410) 224-1483	(702) 515-1260	(312) 640-6779	(312) 640-6667

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 18, 2004

FTI CONSULTING, INC. ANNOUNCES FOURTH-QUARTER, FULL-YEAR

RESULTS

Fourth-Quarter EPS $0.30 after $0.04 per Share Charge for Special Termination

Expenses and

$0.01 per Share Change in Income Tax Rate;

Provides Additional 2004 Outlook Detail;

Files Lawsuit in Connection with Recent Departure of Senior Professionals

ANNAPOLIS, MD, February 18, 2004—FTI Consulting, Inc. (NYSE: FCN), the premier provider of corporate finance/restructuring, forensic and litigation consulting, and economic consulting, today reported its results for the fourth quarter and year ended December 31, 2003. Results include the contribution of its fourth-quarter acquisitions of the DAS practice of KPMG, Ten Eyck Associates and Lexecon from the dates of acquisition. Results from continuing operations for the full-year 2003 exclude the results of SEA, a business unit sold in August 2003.

Fourth-Quarter Results

For the quarter, revenues were $96.2 million, an increase of 6.2 percent compared with $90.6 million for the fourth quarter of 2002. Income from operations declined 19.4 percent to $22.8 million from $28.3 million in the comparable quarter last year, and earnings per share declined 26.8 percent to $0.30 on a diluted basis compared with $0.41 last year. Earnings per share for the fourth quarter of 2003 were reduced by

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approximately $0.04 per diluted share for “special termination expenses” in FTI’s restructuring practice, and were also reduced by approximately $0.01 per diluted share for a change in the company’s income tax rate for calendar year 2003 to 40.9 percent from the 40.5 percent estimated rate used in the first three quarters of 2003.

Cash flow provided by operations was $12.2 million compared with $49.2 million in the fourth quarter of 2002. Cash flow from operations for the fourth quarter was reduced by approximately $5.6 million related to working capital used in connection with the DAS acquisition as FTI did not purchase DAS’s working capital from KPMG. Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) were $25.9 million compared with $30.3 million in the prior year, a decrease of 14.4 percent. Although EBITDA is not a measure of financial condition or performance determined in accordance with Generally Accepted Accounting Principles, the company believes that the use of EBITDA as a supplemental financial measure is indicative of the company’s capacity to service debt and thereby provides additional useful information to investors regarding the company’s financial condition and results of operations.

Utilization of billable personnel was approximately 74 percent for the quarter. Average rate per hour for the quarter was $375. Total and billable headcounts at December 31, 2003 were 1,085 and 827, respectively. FTI’s business practices are not operated as segments, and accordingly the company cannot accurately measure results of operations by practice area. The accompanying table indicates business metrics by major practice area for the fourth quarter that are estimates derived from classifying client engagements by the principal nature of the service.

During the fourth quarter of 2003, FTI repurchased 194,200 shares of its outstanding common stock at an average price of $20.76 per share, for an aggregate of approximately $4.0 million. At December 31, 2003, the remaining availability under the company’s current share repurchase program was approximately $46.0 million.

Year 2003 Results from Continuing Operations

For the year ended December 31, 2003, revenues from continuing operations were $375.7 million, an increase of 67.6 percent compared with $224.1 million for 2002. Income from continuing operations grew 79.8 percent to $113.8 million from $63.3 million in the prior year, and earnings per share from continuing operations grew 49.5 percent to $1.54 on a diluted basis compared with $1.02 last year. Earnings per share were reduced by approximately $0.04 per diluted share for “special termination expenses” in FTI’s restructuring practice. Cash flow provided by operations for the year ended December 31, 2003, was approximately $95.6 million compared with $77.6 million in the prior year. As noted above, cash flow from operations for 2003 was reduced by approximately $5.6 million related to working capital used in connection with the DAS acquisition. EBITDA was $123.5 million compared with $68.7 million in the prior year, an increase of 79.8 percent.

Utilization of billable personnel was approximately 83 percent for the year. Average rate per hour for the year was $363. The accompanying table indicates business metrics by major practice area for the full-year year 2003 that are estimates derived from classifying client engagements by the principal nature of the service.

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At December 31, 2003, FTI had cash and cash equivalents of approximately $5.8 million. Total long-term debt at December 31, 2003 was $121.3 million, and no amounts were outstanding under the company’s $100 million revolving line of credit.

Discontinued Operations

Discontinued operations include the results of the company’s former SEA practice group, which was sold on August 31, 2003. Income from operations of discontinued operations was $1.6 million, or $0.04 per share, for the year ended December 31, 2003 compared with $3.1 million, or $0.09 per share, for 2002. Net loss from sale of discontinued operations for the year ended December 31, 2003 was $7.0 million, or $0.17 per share, compared with net loss from sale of discontinued operations for 2002 of $891,000, or $0.02 per share. Including the discontinued SEA practice group, earnings per share for 2003 on a diluted basis were $1.41.

Outlook for 2004

On February 9, 2004, FTI revised its revenue and earnings per share guidance for 2004. Revenues are anticipated to range from $422.0 million to $452.0 million, EBITDA to range from $111.0 million to $122.0 million, and earnings per diluted share to range from $1.27 to $1.40. The company expects cash flow from operations to range between $70.0 million and $80.0 million.

The accompanying table indicates business metrics by major practice area for the 2004 outlook that are estimates derived from classifying anticipated client engagements by the principal nature of the service.

Other Developments

FTI has filed suit in New Jersey against a number of former employees and the new corporation they formed. In it FTI asserts numerous claims, including that these former employees acted contrary to their obligations to FTI and breached their duties of loyalty by wrongfully soliciting numerous FTI employees to leave the company and to join them in a competitive venture. FTI is seeking unspecified money damages and does not seek to disrupt any ongoing client engagements or services that have been transferred to the defendants.

Fourth-Quarter and Year-End Conference Call

FTI will hold a conference call to discuss fourth-quarter and year-end results and management’s outlook for 2004 at 11:00 a.m. Eastern time on Thursday, February 19, 2004. The call can be accessed live and will be available for replay over the Internet by logging onto www.vcall.com as well as on the company’s website, www.fticonsulting.com, for 90 days.

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About FTI Consulting

FTI is the premier provider of corporate finance/restructuring, forensic and litigation consulting, and economic consulting. Strategically located in 24 of the major US cities and London, FTI employs over 1,000 professionals consisting of numerous PhDs, MBAs, CPAs, CIRAs and CFEs who are committed to delivering the highest level of service to our clients. These clients include the world’s largest corporations, financial institutions and law firms in matters involving financial and operational improvement and major litigation.

This press release includes “forward-looking” statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company’s expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company’s actual results may differ from our projections. Other factors that could cause such differences include pace and timing of additional acquisitions, the company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described in the company’s filings with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002

(in thousands, except per share data)

	Three Months Ended
	December 31, 2003	December 31, 2002
	(unaudited)
Revenues	$96,225	$90,557

Direct cost of revenues	49,355	42,592
Selling, general and administrative expenses	19,658	18,851
Special termination charges	3,060	—
Amortization of other intangible assets	1,355	781

Total costs and expenses	73,428	62,224

Operating income from continuing operations	22,797	28,333
Interest expense, net	780	2,135

Income from continuing operations before income taxes	22,017	26,198
Income taxes	9,353	10,607

Income from continuing operations	12,664	15,591
Income from operations of discontinued operations, net of income taxes(1)	—	278
Loss from sale of discontinued operations, net of income taxes	—	(891)

Loss from discontinued operations	—	(613)

Net income	$12,664	$14,978

Earnings per common share, basic
Income from continuing operations	$0.30	$0.44
Loss from discontinued operations	—	(0.02)

Net income	$0.30	$0.42

Weighted average common shares outstanding - basic(2)	41,893	35,681

Earnings per common share, diluted
Income from continuing operations	$0.30	$0.41
Loss from discontinued operations	—	(0.02)

Net income	$0.30	$0.39

Weighted average common shares outstanding - diluted(2)	42,627	37,695

(1)	Revenues included in discontinued operations were $0 for the three months ended December 31, 2003 and $10,755 for the three months ended December 31, 2002
(2)	Weighted average shares have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders on June 4, 2003.

Supplemental Financial Data

	December 31, 2003	December 31, 2002
	(in thousands)
EBITDA from continuing operations(3)
EBITDA Reconciliation:
EBITDA from continuing operations	$25,897	$30,258
Depreciation and amortization	3,100	1,925

Operating income	22,797	28,333
Interest expense, net	780	2,135
Income taxes	9,353	10,607

Income from continuing operations	12,664	15,591
Loss from discontinued operations	—	(613)

Net income	$12,664	$14,978

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure defined as operating income before depreciation and amortization. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

(in thousands, except per share data)

	Year Ended
	December 31, 2003	December 31, 2002
Revenues	$375,695	$224,113

Direct cost of revenues	176,353	108,104
Selling, general and administrative expenses	78,777	51,647
Special termination charges	3,060	—
Amortization of other intangible assets	3,680	1,033

Total costs and expenses	261,870	160,784

Operating income from continuing operations	113,825	63,329
Interest expense, net	4,196	4,717

Income from continuing operations before income taxes	109,629	58,612
Income taxes	44,838	23,704

Income from continuing operations	64,791	34,908

Income from operations of discontinued operations, net of income taxes(1)	1,649	3,145
Loss from sale of discontinued operations, net of income taxes	(6,971)	(891)

Income (Loss) from discontinued operations	(5,322)	2,254

Net income	$59,469	$37,162

Earnings per common share, basic
Income from continuing operations	$1.58	$1.09
Income (Loss) from discontinued operations	(0.13)	0.07

Net income	$1.45	$1.16

Weighted average common shares outstanding - basic(2)	40,925	32,031

Earnings per common share, diluted
Income from continuing operations	$1.54	$1.02
Income (Loss) from discontinued operations	(0.13)	0.07

Net income	$1.41	$1.09

Weighted average common shares outstanding - diluted(2)	42,046	34,197

(1)	Revenues included in discontinued operations were $24,011 for the year ended December 31, 2003 and $45,833 for the year ended December 31, 2002
(2)	Weighted average shares have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders on June 4, 2003.

Supplemental Financial Data

	December 31, 2003	December 31, 2002
	(in thousands)
EBITDA from continuing operations(3)
EBITDA Reconciliation:
EBITDA from continuing operations	$123,537	$68,662
Depreciation and amortization	9,712	5,333

Operating income	113,825	63,329
Interest expense, net	4,196	4,717
Income taxes	44,838	23,704

Income from continuing operations	64,791	34,908
Income (Loss) from discontinued operations	(5,322)	2,254

Net income	$59,469	$37,162

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure defined as operating income before depreciation and amortization. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

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FTI CONSULTING, INC.

BUSINESS METRICS BY MAJOR PRACTICE AREA

	Revenues (millions)	Utilization	Average Rate	Billable Headcount
Fourth Quarter 2003
Corporate Finance/Restructuring	$58.7	90%	$424.00	305
Forensic and Litigation Consulting	$29.1	61%	$237.63	343
Economic Consulting	$8.4	80%	$328.00	179
Year 2003
Corporate Finance/Restructuring	$256.2	91%	$408.00	305
Forensic and Litigation Consulting	$102.2	70%	$260.07	343
Economic Consulting	$17.3	82%	$291.00	179
Outlook for 2004
Corporate Finance/Restructuring	$159.0	80%	$408.00	240
Forensic and Litigation Consulting	$185.0	78%	$303.26	385
Economic Consulting	$93.0	76%	$345.00	175

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

(in thousands)

	Year Ended
	December 31, 2003	December 31, 2002
Operating activities
Net income	$59,469	$37,162
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and other amortization	7,003	4,947
Amortization of other intangible assets	3,680	1,033
Income tax benefit from stock option exercises	11,599	12,754
Provision for doubtful accounts	5,109	2,776
Loss on disposal of discontinued operations	6,971	1,209
Other	2,296	849
Changes in operating assets and liabilities
Accounts receivable, billed and unbilled	7,354	551
Income taxes, current and deferred	3,530	8,280
Accrued compensation expense	(1,841)	11,581
Billings in excess of services provided	(11,000)	(5,349)
Other assets and liabilities	1,446	1,855

Net cash provided by operating activities	95,616	77,648

Investing activities
Purchase of property and equipment, net	(10,612)	(8,777)
Cash received from sale of discontinued operations	12,150	—
Acquisition of subsidiaries and contingent payments	(234,117)	(145,409)
Other	838	(2,200)

Net cash used in investing activities	(231,741)	(156,386)

Financing activities
Issuance of common stock under equity compensation plans	17,458	9,532
Purchase of common stock	(4,032)	—
Proceeds from stock offering	99,223	—
Borrowings under long-term debt arrangements	109,121	119,000
Repayments on long-term debt	(85,704)	(49,333)
Payment of bank financing fees and other	(4,082)	(3,411)

Net cash provided by financing activities	131,984	75,788

Net decrease in cash and cash equivalents	(4,141)	(2,950)
Cash and cash equivalents, beginning of period	9,906	12,856

Cash and cash equivalents, end of period	$5,765	$9,906

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2003 AND DECEMBER 31, 2002

(dollars in thousands, except per share data)

	December 31, 2003	December 31, 2002
Assets
Current assets
Cash and cash equivalents	$5,765	$9,906
Accounts receivable, net	50,409	29,271
Unbilled receivable, net	26,138	35,576
Other current assets	7,282	5,529
Current assets of discontinued operations	—	11,084

Total current assets	89,594	91,366

Property and equipment, net	20,757	14,938

Goodwill, net	514,544	299,241
Other intangible assets, net	10,137	4,067
Notes receivable	8,000	—
Other assets	7,449	5,999
Noncurrent assets of discontinued operations	—	14,920

Total assets	$650,481	$430,531

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other accrued expenses	$48,939	$36,810
Deferred income taxes	193	193
Current portion of long-term debt	16,250	20,000
Billings in excess of services provided	9,161	19,921
Current liabilities of discontinued operations	—	664

Total current liabilities	74,543	77,588

Long-term debt, less current portion	105,000	77,833
Deferred income taxes and other liabilities	15,782	7,135

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value; 75,000,000 shares authorized; 42,252,843 shares issued and outstanding in 2003 and 36,006,438 shares issued and outstanding in 2002	423	360
Additional paid-in capital	332,823	200,456
Unearned compensation	(5,733)	(346)
Retained earnings	127,667	68,198
Accumulated other comprehensive loss	(24)	(693)

Total stockholders’ equity	455,156	267,975

Total liabilities and stockholders’ equity	$650,481	$430,531

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